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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
 January 31, 2001

UNITY WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	9995 (Primary Standard Industrial Classification Code Number)	91-1940650 (I.R.S. Employee Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA 98004
(Address of principal executive offices, including zip code)

(800) 337-6642
(Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

    On October 6,2000, pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") among Unity Wireless Systems Corporation, a British Columbia, Canada corporation ("Unity"), Traffic Systems, L.L.C., an Arizona limited liability company ("Traffic Systems") and others, Unity disposed of a significant amount of assets, otherwise than in the ordinary course of business. Unity is a wholly owned subsidiary of the registrant. A Form 8-K was filed with respect to this transaction on October 23, 2000.

    Management of Unity has determined that certain warranty obligations retained by Unity under the Asset Purchase Agreement will be substantial. Therefore, Unity and Traffic Systems have entered into a Term Sheet dated January 31, 2001 (the "Term Sheet"), a copy of which is attached to this report as an exhibit, whereby they have agreed to amend the Asset Purchase Agreement.

    Pursuant to the Term Sheet, Traffic Systems will assume the warranty obligations in consideration of (1) Unity's residual interest in certain intellectual property, including patents, licensed by it to Traffic Systems under the Asset Purchase Agreement and (2) Unity's 37% membership interest in Traffic Systems.

    For accounting purposes, the registrant does not expect that this transaction will result in a material gain or loss.

Item 7.  Exhibits.

    Attached as Exhibit 2.1 to this Current Report on Form 8-K is the Term Sheet dated January 31, 2001 between Unity Wireless Systems Corporation, a British Columbia, Canada corporation and Traffic Systems, L.L.C., an Arizona limited liability company.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

/s/ ROLAND SARTORIUS (Signature)
Roland Sartorius (Name)
Secretary (Position)
February 16, 2001 (Date)

EXHIBIT INDEX

2.1	Term Sheet dated January 31, 2001 between Unity Wireless Systems Corporation, a British Columbia, Canada corporation and Traffic Systems, L.L.C., an Arizona limited liability company.

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EXHIBIT INDEX